UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:   October 24, 2007

(Date of earliest event reported):   October 23, 2007

Silverleaf Resorts, Inc.
(Exact name of registrant as specified in its charter)

Texas
(State or other jurisdiction of incorporation)

1-13003	75-2259890
(Commission File Number)	(IRS Employer Identification Number)

1221 River Bend Drive, Suite 120, Dallas, Texas	75247
(Address of principal executive offices)	(Zip Code)

214-631-1166
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure

On October 23, 2007, the Registrant issued a press release announcing that it filed a universal shelf registration with the Securities and Exchange Commission to register $100 million in aggregate amount of its common stock, preferred stock, debt securities, warrants, or any combination thereof from time to time in one or more offerings.   The Registrant further announced that as a part of the registration statement filed with the SEC, Robert E. Mead, as voting trustee over shares beneficially owned by him, is registering 9,349,417 shares of the Company’s previously-issued common stock.  The information in this item (including Exhibit 99.1) is being furnished pursuant to Item 9.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in the filing.

Item 9.01 Financial Statements and Exhibits

(c)  Exhibits

Exhibit No.	Description of Exhibit

*99.1	Press Release issued by the Registrant on October 23, 2007 announcing filing of universal shelf registration statement.
_____________
* filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: October 24, 2007	SILVERLEAF RESORTS, INC.

	By:	/S/ HARRY J. WHITE, JR.
	Name:	Harry J. White, Jr.
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

*99.1	Press Release issued by the Registrant on October 23, 2007 announcing filing of universal shelf registration statement.